                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

     _____________________________________________________________________
                              NEI WebWorld, Inc.
               (Name of Registrant as Specified In Its Charter)
     _____________________________________________________________________

                                      N/A
     (Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee:

[X] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies
    (2) Aggregate number of securities to which transaction applies
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
        __/ Set forth the amount on which the filing fee is calculated and state how it was determined.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.
        (1)  Amount Previously Paid
        (2)  Form, Schedule or Registration Statement No.:
        (3)  Filing Party
        (4)  Date Filed

                              NEI WEBWORLD, INC.
                               4646 Bronze Way
                              Dallas, Texas 75236


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 7, 1998


To the holders of Common Stock of
NEI WebWorld, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of NEI WebWorld, Inc. (the "Company") will be held at the offices of the Company, 4646 Bronze Way, Dallas, Texas, on August 7, 1998 at 10:00 a.m., local time, for the following purposes:

         (a)  To elect five directors of the Company; and

         (b) To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on June 26, 1998 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

    Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

                              By Order of the Board of Directors



                              William K. Daniels
                              Secretary


Dallas, Texas
July 7, 1998

                              NEI WEBWORLD, INC.
                                4646 Bronze Way
                              Dallas, Texas 75236


                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 7, 1998

    This Proxy Statement is furnished to shareholders of NEI WebWorld, Inc., a Texas corporation (the "Company" or "NEI WebWorld"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on August 7, 1998, and at any and all adjournments or postponements thereof. Proxies in the form enclosed will be voted at the meeting, if properly executed, returned to the Company prior to the meeting and not revoked. The proxy may be revoked at any time before it is voted by giving written notice to the Secretary of the Company.

    This Proxy Statement and accompanying form of proxy are being mailed to the Company's shareholders on or about July 7, 1998. The Company's Annual Report on Form 10-KSB, covering the Company's fiscal year ended March 31, 1998, is enclosed herewith but does not form any part of the materials for solicitation of proxies.

                       ACTION TO BE TAKEN AT THE MEETING

    Only holders of record of common stock at the close of business on June 26, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Company had issued and outstanding, and entitled to vote at the Annual Meeting, approximately 3,719,778 shares of common stock. The presence, either in person or by properly executed proxy, of the holders of record of a majority of the common stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting.

    At the Annual Meeting, holders of the Company's common stock will consider and vote for the election as directors of the Company Floyd W. Collins, Barry B. Conrad, Brian A. Harpster, Robert D. Kopitke and Richard J. Wiencek. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

    Holders of record of common stock are entitled to one vote per share. The election as a director of each nominee for election as a director requires the affirmative vote of the holders of record of a plurality of the outstanding voting power of the shares of common stock represented, in person or by proxy, at the Annual Meeting.

    The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (i) for the election as directors of the Company of the five nominees set forth above and (ii) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof. Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. Abstentions will have no effect on the proposal to elect the directors of the Company. Broker non-votes will not count for or against the matters to be voted on at the Annual Meeting.

    If any other matter or business is brought before the meeting, the proxy holders may vote the proxies in their discretion. The directors do not know of any such other matter or business.



                     BENEFICIAL OWNERSHIP OF COMMON STOCK



    The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of June 26, 1998 for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all of the directors and officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares.




                                                              NUMBER OF
          NAME                                                 SHARES            PERCENTAGE OWNED
          ----                                                 ------            ----------------
Barry B. Conrad (1)                                            381,339                      10.3%

Richard J. Wiencek (1)                                         442,250                      11.8

Andrew P. Swan                                                     --                       --

William K. Daniels                                              44,199                       1.2

Floyd W. Collins                                               224,695                       6.0

Brian A. Harpster(2)                                           669,609                      18.0

Robert D. Kopitke(3)                                           124,875                       3.4

All directors, nominees for director and
executive officers as a group (seven individuals)            1,886,967                      50.7

---------------------------

* Indicates less than 1%

(1) The address of Messrs. Conrad and Wiencek is 4646 Bronze Way, Dallas, Texas 75236.

(2) Consists of 669,609 shares held by Holly Investments, L.P., of which Mr. Harpster's spouse is the beneficial owner. Mr. Harpster's address is 1324
    E. Grand Avenue, Ponca City, Oklahoma 74601.

(3) Consists of 124,875 shares held by The Gensal Group, Inc., of which Mr. Kopitke is the principal shareholder.



                       DIRECTORS AND EXECUTIVE OFFICERS

     A brief description of each director of the Company is provided below. Directors hold office until the next annual meeting of the Shareholders or until their successors are elected and qualified.


     Barry B. Conrad, 57, has served as a director of the Company since the Company's inception. Mr. Conrad is a co-founder and Managing Partner of Conrad/Collins Merchant Banking Group Ltd. ("MBG"), a Dallas, Texas-based merchant bank formed in 1988. Mr. Conrad has extensive experience in investment banking, including more than five years as head of corporate finance for Rauscher Pierce Refsnes, Inc. Prior to joining Rauscher Pierce Refsnes, Inc. in 1983, he served for approximately ten years as Chief Executive Officer of Hart Delta, Inc., a pharmaceutical manufacturing firm. He also serves on the Board of DSI Toys, Inc.


     Richard J. Wiencek, 59, has been the President and Chief Executive Officer of the Company since the Company's inception. Prior to co-founding the Company, Mr. Wiencek served in various executive positions with Computer Language Research, Inc., a software development company, for 15 years, most recently as Group Vice President, Corporate Operations. Prior to joining Computer Language Research, Inc., Mr. Wiencek served for approximately 14 years in various financial and operations management positions with Texas Instruments, Inc.


     Andrew P. Swan, 40, has served as the Chief Operating Officer of the Company since February 1998. From February 1997 to February 1998, Mr. Swan served as the Senior Consultant to The George Group, a Dallas, Texas based consulting firm which provides consulting advice to manufacturing and distribution clients. From April 1995 to February 1997, Mr Swan served as a private consultant to manufacturing and distribution clients. From December 1993 to December 1994, Mr. Swan served as a partner of The Northwestern Company, a distributor of fasteners and other industrial supplies. From 1990 to 1993, Mr. Swan served as the Vice President and General Manager of the Steel Processing Division of Super Steel Products Corporation.


     William K. Daniels, 39, has served as the Vice President--Finance and Chief Financial Officer of the Company since July 1997. Prior to joining the Company, Mr. Daniels served as Chief Financial Officer of MBG since 1989. From 1986 to 1989, he was Manager of the Department of Internal Controls for Rauscher Pierce Refsnes, Inc. Prior thereto, he was a senior auditor with Deloitte Haskins & Sells, a public accounting firm. Mr. Daniels is a certified public accountant.


     Floyd W. Collins, 45, has served as a director of the Company since March 1997. Mr. Collins has been a co-founder and Managing Partner of MBG since 1988. Mr. Collins has an extensive background in private equity investing, including service as Executive Vice President of Hickory Venture Capital Corporation and General Partner of Sunwestern Investment Group.


     Brian A. Harpster, 53, has served as a director since February 1994. Mr. Harpster has been engaged in investment and financial consulting for more than the past five years through the ownership and management of Holly Investments, L.P. and Offshore Consulting Services, Inc.

     Robert D. Kopitke, 56, has served as a director since February 1994. Mr. Kopitke has been engaged in general business consulting for more than the past five years as President of The Gensal Group, Inc.


     Each of the Company's directors holds office until the next annual meeting of shareholders and until their respective successors shall have been elected and qualified or until their earlier death, resignation or removal. The Company's officers are elected annually by, and serve at the discretion of, the Board of Directors.


     The Board of Directors held four meetings in fiscal 1998. No director attended fewer than 75% of the meetings of the Board (and any committees thereof) which they were required to attend.


COMMITTEES OF THE BOARD OF DIRECTORS


     The Audit Committee, comprised of Messrs. Collins, Harpster and Kopitke, is empowered to recommend to the Board the appointment of the Company's independent public accountants and to periodically meet with such accountants to discuss their fees, audit and non-audit services, and the internal controls and audit results for the Company. The Audit Committee also is empowered to meet with the Company's accounting personnel to review accounting policies and reports. The Audit Committee met one time during fiscal 1998.


     The Compensation Committee, currently comprised of Messrs. Conrad, Wiencek and Kopitke, is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation of executive officers, other
compensation matters and awards under the Company's stock option plan.   The
Compensation Committee met one time in fiscal 1998.


DIRECTOR COMPENSATION


     Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company will receive an annual fee of $5,000 as compensation for his or her services as a member of the Board of Directors. All directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, and for other expenses incurred in their capacities as directors of the Company. Directors are also be eligible to participate in the Company's stock option plan; however, no options have been granted to the directors under the stock option plan.


SUMMARY OF EXECUTIVE COMPENSATION


     The following table sets forth information concerning cash compensation paid or accrued by the Company during the three-year period ended March 31, 1998 to or for the Company's Chief Executive Officer. No other executive officer of the Company received total salary and bonus in excess of $100,000 in fiscal 1998.

                          SUMMARY COMPENSATION TABLE

                                                       Annual Compensation
                                                  ------------------------------
                                                                                        All Other
Name and                                          Fiscal      Salary       Bonus       Compensation
Principal Position                                 Year         ($)          $            ($) (1)
------------------                                ------      ------       -----        ------------

Richard J. Wiencek,
President and CEO                                  1998      $168,000     $ ---             $5,856
                                                   1997       168,000        1,615           5,172
                                                   1996       168,000       26,813           5,102

(1) Represents the Company's contribution under the Company's 401(k) savings plan and premiums paid for life insurance.

    The named executive officers did not receive perquisites and other personal benefits, securities or property in excess of the lesser of $50,000 or 10% of such officer's total annual salary and bonus.


EMPLOYMENT AGREEMENT


     The Company entered into an employment agreement with Richard J. Wiencek, the Company's President and Chief Executive Officer, in February 1994. The agreement provides for an initial term of five years and an automatic renewal for additional successive one-year terms. The agreement may be terminated by the Company at the end of the initial term or any successive term upon written notice prior to the end of the then current term. In addition, the agreement may be terminated for cause or upon the death or disability of Mr. Wiencek. Among other reasons, the Company may terminate the agreement for cause if the Company fails to achieve certain financial performance targets. The agreement provides for a base salary of $160,000 (subject to annual increases in the discretion of the Company's Board of Directors) and annual bonuses equal to 25% of the Company's Afree cash flow@ as defined in the agreement. The agreement also provides for a car allowance and certain other fringe benefits. Pursuant to the agreement, Mr. Wiencek also received a grant of an option to purchase 249,750 shares of common stock at an exercise price of $.30 per share, which vested in April 1996.


CERTAIN TRANSACTIONS


     In February 1994, the Company also entered into a management agreement with MBG, of which Barry B. Conrad, the Chairman of the Board of the Company, and Floyd W. Collins, a director of the Company, are principals. Under the terms of the agreement, MBG provides supervisory management services to the Company, including the negotiation, financing and consummation of all of the acquisitions made by the Company. MBG received compensation of $150,000 and $100,000 under the agreement during fiscal 1997 and 1998, respectively. In February 1994 and in connection with executing the agreement, the Company granted MBG an option to purchase 83,250 shares of common stock at an exercise price of $.30 per share. In April 1996, all the options became fully vested and were exercised.

     In February 1994, the Company entered into a sales consulting agreement with The Gensal Group, Inc., of which Robert D. Kopitke is a principal. Pursuant to such agreement, the Company granted The Gensal Group, Inc. an option to purchase 83,250 shares of common stock at an exercise price of $.30 per share. As of April 1996, all the options became fully vested and were exercised. The agreement was terminated effective April 30, 1997, although Mr. Kopitke has been and will be paid on a project basis for any future sales consulting performed for the Company. In fiscal 1997 and 1998, the Company paid $60,000 and $30,000, respectively, to Mr. Kopitke for sales consulting.

     In April 1996, Mr. Wiencek, MBG and The Gensal Group, Inc. exercised outstanding options and purchased the underlying shares of common stock. In connection with these exercises, Mr. Wiencek issued a note to the Company in the principal amount of $75,000 which becomes due and payable in April 2002. Each of MBG and The Gensal Group, Inc. issued a note to the Company for the exercise price of its options in the principal amount of $25,000 which has the same terms as the note issued by Mr. Wiencek. These notes bear interest at a per annum rate of 6%.

STOCK OPTIONS

    In 1997, the Company adopted the NEI WebWorld, Inc. Stock Option Plan (the "Option Plan") which provides for the grant of options to eligible employees and directors for the purchase of Common Stock of the Company. The Option Plan covers, in the aggregate, a maximum of 350,000 shares of Common Stock. The Option Plan provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and nonqualified stock options (options which do not meet the requirements of Section 422).
Under the Option Plan, the exercise price may not be less than the fair market value of the Common Stock on the date of the grant of the option. No options have been granted under the Option Plan.


SECTION 16(c) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


    Under the securities laws of the United States, the Company's directors, executive officers and persons who own more than 10% of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates have been established for these reports, and the Company is required to disclose in this proxy statement any failure to file by these dates. All of these filing requirements were satisfied.


                            SHAREHOLDERS' PROPOSALS

    Any proposals that shareholders of the Company desire to have presented at the 1999 annual meeting of shareholders must be received by the Company at its principal executive offices no later than March 3, 1999.


                                 MISCELLANEOUS

    The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

    Representatives of Deloitte & Touche LLP, the Company's independent auditors, are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire and to be available to respond to appropriate questions.

                                         By Order of the Board of Directors



                                         William K. Daniels
                                         Secretary


Dallas, Texas
July 7, 1998

                                     PROXY

                              NEI WEBWORLD, INC.



     The undersigned hereby (a) acknowledges receipt of the Notice of the Annual Meeting of Shareholders of NEI WebWorld, Inc. (the "Company") to be held on August 7, 1998, at 10:00 a.m., local time, at 4646 Bronze Way, Dallas, Texas, and the Proxy Statement in connection therewith, and (b) appoints Barry B. Conrad and Richard J. Wiencek, and each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy be voted as follows:


ELECTION OF DIRECTORS  [ ]  FOR nominees listed below except as marked to the contrary below

                       [ ] WITHHOLD AUTHORITY to vote for allnominees listed below


Floyd W. Collins, Barry B. Conrad, Brian A. Harpster, Robert D. Kopitke, Richard
J. Wiencek


INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space below.


______________________________________________________________________________

     Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return this proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

     THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NAMED PROPOSAL.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


                              Dated:
                                    -----------------------------


                              -----------------------------------
                                          Signature


                              -----------------------------------
                                   (Signature if held jointly)


                              Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.